UNIROYAL TECHNOLOGY CORPORATION

                                    Suite 900

                             Two North Tamiami Trail

                             Sarasota, Florida 34236

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of Uniroyal Technology Corporation will be held at the Danbury Hilton & Towers, 18 Old Ridgebury Road, Danbury, Connecticut, on March 16, 2001 at 10:00 a.m., Eastern Standard Time, for the following purposes:

         1.       To elect seven directors for a term of one year;

         2. to amend the Certificate of Incorporation to increase the number of authorized shares of common stock;

         3. to ratify the selection of Deloitte & Touche LLP to serve as the independent public accountants for the Company for the fiscal year ending September 30, 2001; and

         5. to transact such other business as may properly come before the meeting and any adjournment of the meeting.

         The Board of Directors has fixed the close of business on January 17, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting on and after March 6, 2001, during ordinary business hours at the office of the Secretary of the Company, Two North Tamiami Trail, Suite 900, Sarasota, Florida.

        WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IN THE UNITED STATES. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

                                OLIVER J. JANNEY
                                    Secretary

Dated: January 29, 2001

1





                         UNIROYAL TECHNOLOGY CORPORATION

                                    Suite 900

                             Two North Tamiami Trail

                             Sarasota, Florida 34236

                                 PROXY STATEMENT

         This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Uniroyal Technology Corporation, a Delaware corporation (the "Company"),on or about January 29, 2001 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on March 16, 2001 at 10 a.m., Eastern Standard Time, at the Danbury Hilton & Towers, 18 Old Ridgebury Road, Danbury, Connecticut, and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company,
(ii) executing a proxy bearing a later date, or (iii) appearing at the meeting, giving notice of revocation of the proxy and voting in person.

        Unless otherwise specified, all shares represented by effective proxies will be voted by the proxy holder in favor of (i) the seven nominees as directors; (ii) amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 35,000,000 to 100,000,000 shares; and (iii)ratification of the selection of Deloitte & Touche LLP to serve as the independent public accountants for the Company for the fiscal year ending September 30, 2001. The Board of Directors does not know of any other business to be brought before the meeting, but, as to any such other business, proxies will be voted upon any such matters in accordance with the judgment of the person or persons acting under the proxies.

         The cost of soliciting proxies will be borne by the Company. The Company has retained Mellon Investor Services, LLC to assist in the solicitation of proxies for a fee of $9,500, plus reasonable out-of-pocket expenses. Original solicitation of proxies by mail may be supplemented by telephone or telegram, by personal solicitation by directors, officers or other regular employees of the Company, who will not receive additional compensation for such services; the cost of any such solicitation is expected to be nominal. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company, upon request, will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

         Only holders of record of outstanding shares of the Common Stock, $.01 par value per share ("Common Stock"), of the Company at the close of business on January 17, 2001, are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 25,779,354 shares of Common Stock outstanding and entitled to vote on January 17, 2001.

         When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed on each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of directors, who are elected by a plurality of all votes cast, and the increase in the number of authorized shares of Common Stock, which requires a vote of not less than three-quarters of the outstanding capital stock of the Company. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" generally occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary powers as to such proposal. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For" or "Against" or abstain from voting, will be counted for purposes of determining whether a quorum is present.
Abstentions   from  voting  by  stockholders  and  broker "non-votes"  are not counted for purposes of determining  whether a proposal has been approved.

         On April 5, 2000, the Company paid a dividend of one share of Common Stock for each share of Common Stock that was outstanding as of March 10, 2000. The information set forth below in this Proxy Statement concerning shares of Common Stock and exercise prices of stock options have been restated to reflect the stock dividend.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of November 30, 2000, by (a) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, (b) all directors and nominees, (c) the Chief Executive Officer and the other four most highly compensated executive officers of the Company and (d) all directors and executive officers of the Company as a group:

2




                              At November 30, 2000

                                   Common Stock

Name and Address of Beneficial Owner \1               Number of Shares Owned \2       Percent of Class \3
--------------------------------------               ---------------------------      -------------------



Dr. Thomas J. Russell                                   3,578,410                     14.06%
  2 N. Tamiami Trail, Suite 1200
  Sarasota, FL 34236


Enforcement Counsel for Superfund                       1,740,936                     6.84%
  United States Environmental Protection Agency
  401 M Street, N.W., Mail Code LE 134-5
  Washington, D.C. 20460


Howard R. Curd                                          2,930,438 \4                  11.10%
John A. Porter                                          1,578,948 \5                   6.17%
Robert L. Soran                                         1,556,370 \6                   5.86%
George J. Zulanas, Jr.                                    986,495 \7                   3.80%
Oliver J. Janney                                          598,372 \8                   2.32%
Roland H. Meyer                                           488,180 \9                   1.91%
Richard D. Kimbel                                         247,430 \10                  \11
Martin J. Gutfreund                                       241,179 \12                  \11
Curtis L. Mack                                            137,516 \13                  \11
Peter C.B. Bynoe                                          112,940 \14                  \11
Thomas E. Constance                                        93,564 \15                  \11

All directors and executive officers of the Company
as a group                                              8,934,290 \16                 34.41%


3


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "S.E.C.") and the Nasdaq National Market. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by S.E.C. regulations to furnish the Company with copies of all reports that they file with the S.E.C. pursuant to Section 16(a) of the Exchange Act. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during fiscal 2000 its officers, directors and beneficial owners of more than ten percent of the Common Stock complied with all applicable Section 16(a) filing requirements, except that each of Messrs. Bynoe, Curd, Kimbel, Meyer, Porter and Soran filed late one report of an exercise of stock options, and Robert L. Soran filed late an Annual Statement of Changes in Beneficial Ownership.

                              ELECTION OF DIRECTORS

Nominees for Director

====================================================================================================================
NAME                             AGE                  POSITION                           DIRECTOR SINCE

====================================================================================================================
--------------------------------------------------------------------------------------------------------------------
Peter C.B. Bynoe                 49                   Director                                1992
--------------------------------------------------------------------------------------------------------------------
Thomas E. Constance              64                   Director                                1998
--------------------------------------------------------------------------------------------------------------------
Howard R. Curd                              Chairman of the Board, Chief
                                 61        Executive Officer and Director                     1992
--------------------------------------------------------------------------------------------------------------------
Curtis L. Mack                   58                  Director                                 1992
-------------------------------------------------------------------------------------------- ------------------------
Roland H. Meyer                  73                  Director                                 1992
--------------------------------------------------------------------------------------------------------------------
John A. Porter                   57                  Director                                 1994
--------------------------------------------------------------------------------------------------------------------
Robert L. Soran                          President, Chief Operating Officer
                                 57                and Director                               1993
--------------------------------------------------------------------------------------------------------------------

4



         Peter C.B. Bynoe is Chairman of the Audit Committee and a member of the Executive Committee of the Board of Directors. Mr. Bynoe is Chairman of Telemat Ltd., a project management and financial services consulting firm he founded. He is also a partner in the law firm of Piper Marbury Rudnick & Wolfe. Mr. Bynoe also formerly served as the Executive Director of the Illinois Sports Facilities Authority, a joint venture of the City of Chicago and the State of Illinois created to build a new Comiskey Park for the Chicago White Sox. Mr. Bynoe is also a director of Blue Chip Broadcasting Co., which owns approximately 17 radio stations in the Midwest. Mr. Bynoe was formerly the co-owner and Managing General Partner of the National Basketball Association's Denver Nuggets. Mr. Bynoe is also an Overseer of Harvard University.

         Thomas E. Constance is a member of the Compensation, Option, Trust Fund and Executive Committees of the Board of Directors. Mr. Constance is Chairman of Kramer, Levin, Naftalis & Frankel, a law firm in New York City. He was a partner of Shea & Gould from 1971 to 1994 and served as Chairman of the Executive Committee of that firm. Mr. Constance serves as a Trustee of the M.D. Sass Foundation and St. Vincent's Services. He also serves on the Advisory Boards of Barrington Capital, L.P. and Atwood Richards Inc. and serves as a director of the Kroll-O'Gara Company.

         Howard R. Curd was appointed Chief Executive Officer of the Company as of September 21, 1992. Mr. Curd is also a member of the Executive Committee of the Board of Directors. Mr. Curd is also a director of KeySpan Energy Corporation and of Brothers Gourmet Coffees, Inc.

         Curtis L. Mack is Chairman of the Trust Funds Committee and a member of the Executive Committee of the Board of Directors. An attorney specializing in labor law, Mr. Mack is a partner in the law firm of McGuire, Woods, Battle & Boothe. Mr. Mack was formerly a partner in Mack, Haygood & McLean, a law firm based in Atlanta, Georgia, from 1994 to 1999 and was before that a partner in Mack & Bernstein, a law firm based in Atlanta, Georgia, from 1983 to 1994. Mr. Mack taught labor and employment law at the University of Florida Law School in 1973-1974; he was General Counsel of the Florida
Public Employees Relations Commission from 1974 to 1975, and he was Chairman of the Commission from 1975 to 1976; from 1976 to 1981 he was Regional Director of the National Labor Relations Board in Atlanta, Georgia. Presently Mr. Mack is an adjunct professor at the University of Michigan Law School, and also serves on the Advisory Board to the School of Social Science at Michigan State University. Mr. Mack has served as Special Assistant Attorney
General for the State of Georgia since 1989 and as Chairman of the Human Relations Commission of the City of Atlanta since 1989.

         Roland H. Meyer is Chairman of the Compensation Committee and the Option Committee and a member of the Executive Committee of the Board of Directors. Mr. Meyer was elected Vice Chairman of American National Can Company, a leading manufacturer of metal, glass and plastic packaging products, in 1987. He was elected Chief Operating Officer of American National Can in 1988 and President in 1989. Mr. Meyer served as President and Chief Operating Officer of American National Can until his retirement in June 1992. Mr. Meyer was a director of Allied Van Lines from 1987 to 1992 and was a director and Vice Chairman of the Can Manufacturers Institute, Inc. from 1985 to 1994. Mr. Meyer is currently a director of American National Can and is a member of American National Can's Executive Committee. Mr. Meyer also served for various periods as a director of certain subsidiaries of American National Can. Mr. Meyer is also a director, Vice Chairman and Chairman of the Executive Committee of First Commercial Bank of Tampa and a director of the Catholic Education Foundation, Inc. of the Diocese of St. Petersburg, Florida.

                  John A. Porter is a member of the Audit and Executive Committees of the Board of Directors. Mr. Porter is a director of Inktomi Corporation. Mr. Porter was formerly a director of WorldCom Inc., one of the largest telecommunications companies in the United States. He was Chairman of the Board of Directors of LDDS Communications, Inc. ("LDDS") from 1988 until its merger with Metromedia Communications in 1993 and was Vice Chairman of the Board from 1993 to 1997. He served as President and Chief Executive Officer of Telephone Management Corporation from 1987 until it was acquired by LDDS in August 1988. Mr. Porter also serves as Chairman of the Board of Directors of TelTek, Inc, a holding company that currently holds all of the stock of Gladwin, Inc., an equipment manufacturer for deregulated electrical and telecommunications markets, and Industrial Electric Manufacturing Inc. a manufacturer of electrical power distribution products.

         Robert L. Soran was elected President and Chief Operating Officer of the Company as of September 21, 1992. Mr. Soran is also a member of the Executive Committee of the Board of Directors. Mr. Soran was President and Chief Executive Officer of Tropicana Products Inc., a fruit beverage processor ("Tropicana"), from 1986 until September 1991.

         The Board of Directors held nine meetings during fiscal 2000. The average attendance by directors at these meetings was over 75%, and all incumbent nominees attended at least 75% of the Board and committee meetings that they were scheduled to attend.

         Among the committees of the Board of Directors are an Audit Committee, a Compensation Committee, an Executive Committee, an Option Committee and a Trust Funds Committee. The Board of Directors does not have a Nominating Committee.

5



The Audit Committee recommends to the Board the selection of independent accountants to audit the annual financial statements of the Company, reviews the annual financial statements and meets with the Company's Chief Financial Officer and independent accountants to review the acope and results of the audit of the financial statements and other matters regarding the Company's accounting, financial reporting and internal control systems. The Audit Committee has also reviewed periodically the Company's management of Year 2000 issues. During fiscal 2000 the Audit Committee met seven times. The members of the committee are Messrs. Bynoe (Chairman), Porter and Richard D. Kimbel. The Audit Committee consists of independent directors, except Mr. Kimbel, who was employed by the Company as a consultant. During fiscal 2000 the Board of Directors adopted a charter for the Audit Committee. The charter is set forth in Exhibit A at the end of this Proxy Statement.

The Compensation Committee reviews management's recommendations with respect to salary and incentive compensation of executive officers and other key employees, as well as the Company's benefit plans and arrangements other than Stock Option Plans, and makes recommendations to the Board with respect to such plans. During fiscal 2000 the Compensation Committee met five times. The members of the Compensation Committee are Messrs. Meyer (Chairman), Constance and Richard D. Kimbel.

The Option Committee administers all of the stock option plans of the Company and the 2000 Stock Plan. The members of the Option Committee are Messrs. Meyer (Chairman) and Constance. The Option Committee met four times during fiscal 2000.

The Trust Funds Committee reviews the Company's handling of trust funds under its employee benefits plans. During fiscal 2000 the Trust Funds Committee met once. The members of the Trust Funds Committee are Messrs. Mack (Chairman), Constance and Richard D. Kimbel.

Compensation of  Directors

Each director who is not an officer of the Company receives an annual fee (the "Annual Retainer Fee") of $25,000, plus $1,000 for each meeting of the Board of Directors attended, $2,500 per annum for service on a committee (except the chairman of a committee, who receives $3,000 per annum) (the "Committee Retainer Fees") and $500 to $1,000 for each committee meeting attended, depending upon whether the committee meeting is held in conjunction with a meeting of the Board of Directors, independent of a meeting of the Board of Directors or by teleconference. Each director receives reimbursement of his expenses incurred in attending each meeting of the Board of Directors or of a committee. In addition, each director who was not an officer of the Company was paid a bonus of $50,000 in fiscal 2000 in respect of the successful sale of the assets of the Company's subsidiary, High Performance Plastics, Inc.

Directors who are not officers of the Company may elect to apply up to the entire amount of their Annual Retainer Fees and Committee Retainer Fees in exchange for options to purchase Common Stock pursuant to the 1992 Non-Qualified Stock Option Plan (the "1992 Non-Qualified Plan"). The 1992 Non-Qualified Plan provides that Common Stock underlying each option issued pursuant to such Plan may be purchased for 100% of the market price of the Common Stock on the date of grant. Although the amount of the Annual Retainer Fee and Committee Retainer Fees is initially paid for the option, such amount also constitutes 50% of the consideration payable for the underlying Common Stock. When the Director exercises the option, the additional 50% of the purchase price of the Common Stock must be paid in cash by the Director. If the Director does not timely exercise the option to purchase the Common Stock, the Annual Retainer Fee and Committee Retainer Fees applied to acquire the option will be forfeited by the Director. In addition, each director of the Company has received options to purchase shares of Common Stock under the 1995 Non-Qualified Stock Option Plan. No director who is not an officer of the Company may receive options to purchase more than an aggregate of 60,000 shares of Common Stock in any calendar year under all of the Company's Stock Option Plans.

Compensation Committee Interlocks and Insider Participation

Mr. Kimbel, who has served as a member of the Compensation Committee, was employed by the Company and certain of its predecessor companies from 1962 through December 2000. Mr. Kimbel was employed as an engineer by certain of such predecessor companies and the Company from 1962 until June 1994, when he became Manager of Human Resources for the Ensolite and Uniroyal Adhesives and Sealants divisions of the Company; he was a consultant to the Company on special projects until December 31, 2000.

No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

6

Executive Officers of the Company

Officers of the Company are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. Any officer of the Company may be removed, pursuant to the Company's By-Laws, with or without cause, by a vote of a majority of the entire Board of Directors. The following table sets forth the name, age and position of each executive officer of the Company:


====================================================================================================================
                     NAME                      AGE                            POSITION

====================================================================================================================
--------------------------------------------------------------------------------------------------------------------
Howard R. Curd                                  61                  Chairman of the Board of Directors and Chief
                                                                    Executive Officer
--------------------------------------------------------------------------------------------------------------------
Robert L. Soran                                 57                  Director, President and Chief Operating Officer
--------------------------------------------------------------------------------------------------------------------
George J. Zulanas, Jr.                                              Executive Vice President, Chief Financial
                                                56                  Officer and Treasurer
--------------------------------------------------------------------------------------------------------------------
Oliver J. Janney                                54                  Executive Vice President, General Counsel and
                                                                    Secretary
--------------------------------------------------------------------------------------------------------------------
Martin J. Gutfreund                             59                  Vice President, Human Resources and
                                                                    Administration
--------------------------------------------------------------------------------------------------------------------

The business experience of Messrs. Curd and Soran is described above under "Election of Directors - Nominees for Director".

Messrs. Zulanas, Janney and Gutfreund were elected to the positions set forth above as of September 21, 1992, except that Messrs. Zulanas and Janney were elected to the office of Executive Vice President on March 10, 2000.

7

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee and the Option Committee

Roles of the Compensation and Options Committees

As was earlier described in the section on committees of the Board of Directors, the Compensation Committee is responsible for administering the compensation program for the executive officers of the Company, and the Option Committee administers the Company's stock option programs.

Compensation Philosophy

The Company's compensation philosophy with respect to the compensation of the Company's executive officers consists of the following core principles:

         o Base salary should be competitive in order to attract, retain and motivate well-qualified executives. o Incentive compensation should be directly related to achieving specified levels of corporate financial performance. A significant part of the executive officers' compensation should be at risk, based upon the success of the Company.

         o Long-term stock ownership of the Company's Common Stock by the Company's executive officers creates a valuable link between the Company's management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

Executive Compensation Program

The Company's executive compensation program contains three components which are intended to reflect the Company's compensation philosophy.

Base Salary. Base salary and adjustments to base salary are set by employment agreements with Messrs. Curd, Soran, Zulanas and Janney. The base salaries for executive officers are targeted at the upper quartiles of the competitive market. For this purpose, the Compensation Committee reviews and considers the salary ranges of executive officers in comparable positions at companies comparable to the Company in various industries. The Compensation Committee's practice is to review the base salary of each executive officer annually, at which time the executive officer's base salary may be increased beyond the contractually mandated incremental increases based upon the executive officer's individual performance and contributions to the Company. The Committee has not made any such increase in the past.

Annual Bonus. The Company's executive officers, as well as a number of other key employees of the Company, are eligible for an annual cash bonus pursuant to the Company's Management Incentive Plan (the "MIP"). Target annual bonus amounts for the executive officers are established at the beginning of the fiscal year by the Compensation Committee. For this purpose, the Compensation Committee reviews and considers bonus amounts awarded to officers of companies in comparable positions in various industries comparable in size to the Company and also considers Company performance and the achievement of each executive officer in his area of responsibility and the resulting contribution to overall corporate performance. Total payments into the MIP Plan for all participants, including executive officers, were approximately $1,948,000 for fiscal 1998, approximately $1,955,000 for fiscal 1999, and approximately $2,365,591 for fiscal 2000. Under the MIP the Compensation Committee has discretion to adjust an individual's actual bonus payment from the amount that would otherwise be payable under the formula, subject to approval by the full Board of Directors.

Long-Term Incentives. The executive officers of the Company and 78 other current members of management and other key employees have been granted and currently hold stock options pursuant to the Company's stock option plans. The Company's stock option plans are intended to provide opportunities for stock ownership by management and other key employees, which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the stockholders of the Company. In addition, the executive officers have purchased stock on their own as a demonstration of their commitment to the Company. Stock options granted under the 1992 and 1994 Stock Option Plans have exercise prices equal to the fair market value of the Company's Common Stock on the dates of grant. The stock options have a ten-year term, except certain stock options granted for three-year terms. A deferred compensation plan was instituted for the executive officers in fiscal 1995; this improves the Company's short-term cash flow. A split-dollar life insurance plan was also instituted, to facilitate executive officers' saving for retirement; this plan was revised in March 2000, so that each participant may purchase for a nominal sum the paid-up policy at retirement or such earlier date on which benefits would be payable. At the same time the Board of Directors amended the Deferred Compensation Plan to reduce the rate of interest paid by the Company on balances held under the plan. Effective October 1, 1998, the Board of Directors approved a defined contribution retirement plan to provide benefits for certain executives for ten years after their retirement; benefits under such plan are conditional on an executive's being employed by the Company until retirement; in March 2000 the Board of Directors approved an additional ten years of paid-up benefits. On March 10, 2000, the stockholders approved a stock grant plan for directors and key employees, including the executive officers; no grants were made under the plan in fiscal 2000.

Commissions. In 1996 the Board of Directors directed management of the Company to deploy a significant portion of the assets of the Company from mature businesses to high technology businesses. In March 2000 the Board of Directors determined that the actions of the Chief Executive Officer, the President and the Chief Financial Officer in consummating the sale of the assets of High Performance Plastics, Inc. on terms highly favorable to the Company had accelerated the achievement of the goals set by the Board of Directors. In the spring of 2000, the Board of Directors took a number of actions to reward such officers for the sale of the High Performance Plastics business, including payment of commissions in the form of cash and funding of supplemental retirement benefits. The total commissions involved an expenditure of $3,677,489, after provisions for income tax benefits.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal
Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to publicly held companies for compensation to the chief executive officer and the four other most highly compensated executive officers to the extent that it exceeds $1 million per covered officer in any fiscal year. ertain exceptions are provided for non-discretionary, performance-related compensation.

The Company's stock option plans have been structured so that any compensation deemed paid in connection with the exercise of options granted under such plans will qualify as performance-based compensation. The Compensation Committee will review the effects of Section 162(m), from time to time, as it reviews changes in the compensation arrangements, to the extent it deems appropriate. The Compensation Committee may recommend payments that are not deductible when it considers them in the best interests of the Company and its stockholders.

Chief Executive Officer's Performance

The Compensation Committee has reviewed the compensation of the Chief Executive Officer and has found the level appropriate in comparison with persons holding similar positions in comparable companies and in light of extraordinarily favorable developments at the Company during fiscal 2000, including the following: increase in the Company's sales by ongoing operations by 16 percent, continuation of the acquisition program to increase earnings and broaden the product mix and the capital expenditure program to provide additional opportunities for the Company, disposition of the assets of the High Performance Plastics business on highly favorable terms, reducing the Company's debt to equity ratio from 2.47 to 0.78 and increasing the visibility of the Company's common stock in the market. All of these developments have contributed to an increase in the price of the Company's stock by 204% during the 2000 fiscal year. $1,633,100 million of the cash commissions described above was paid to or on behalf of the chief executive officer to reward the extraordinary benefits that he realized for the Company in the sale of the High Performance Plastics business. The Compensation Committee believes that the Chief Executive Officer is being appropriately compensated in a manner that relates to the performance of the Company.

 Compensation Committee                      Option Committee
 -------------------------------             --------------------------------
 ROLAND H. MEYER, CHAIRMAN                   ROLAND H. MEYER, CHAIRMAN
 THOMAS E. CONSTANCE                         THOMAS E. CONSTANCE
 RICHARD D. KIMBEL

8





                           Summary Compensation Table

The following table sets forth the cash and other compensation paid by the Company in respect of the fiscal year ended October 1, 2000, to the Chief Executive Officer and the other four most highly compensated officers of the Company. Certain of the executive officers of the Company also received certain other compensation, including automobile allowances. The amount of such other compensation received by each of these officers was less than the lesser of $50,000 or 10% of his respective cash compensation as set forth in the Salary and Bonus columns of this table.


==================================================================================================================================
                                                                                                                     LONG-TERM

                                                                                                                    COMPENSATION

                                                            ANNUAL COMPENSATION                                        AWARDS
----------------------------------------------------------------------------------------------------------------------------------
=====================================  =============  ================  ================  ====================  ==================
                                                                                                  Other              Securities
                                                          Salary             Bonus         Annual Compensation   Underlying Options
  Name and Principal Position            Fiscal Year        ($)               ($)                 ($)                   (#)

=====================================  =============  ================  ================  ===================     ===============

-------------------------------------  -------------  ----------------  ----------------  -----------------------  ----------------
Howard R. Curd                           2000           571,939           400,357                1,637,039  \17       773,106
Chairman of the  Board & Chief           1999           559,373           500,000                    9,639             17,500
Executive Officer                        1998           550,262           500,000                    6,461            184,053
----------------------------------  -------------  ----------------  ----------------  -----------------------  -------------------
Robert L. Soran                          2000           470,364           329,255                1,308,119  \18       701,484
President & Chief                        1999           460,030           400,000                    5,205             17,500
Operating Officer                        1998           452,219           350,000                    3,488            168,242
-------------------------------------  -------------  ----------------  ----------------  -----------------------  ---------------
George J. Zulanas, Jr.                   2000           244,625           171,237                  740,145  \19       394,864
Executive Vice President, Chief          1999           232,936           180,000                    4,279                  0
Financial Officer & Treasurer            1998           228,971           180,000                    2,868             97,432
-------------------------------------  -------------  ----------------  ----------------  -----------------------  ---------------
Oliver J. Janney                         2000           239,121           517,385                  330,709  \20       343,242
Executive Vice President, General        1999           227,686           175,000                    2,945                  0
Counsel & Secretary                      1998           223,977           175,000                    1,974             81,621
-------------------------------------  -------------  ----------------  ----------------  -----------------------  ---------------
Martin J. Gutfreund                      2000           139,030           194,642                  453,570  \21        65,000
Vice President,                          1999           135,976            95,014                    3,012                  0
Human Resources and  Administration      1998           145,409            95,014                    2,088             12,500
=====================================  =============  ================  ================  =======================  ===============

9



         Compensation Pursuant to Other Programs; Stock Option Plan

 In addition to the salary administration program and MIP, in order to retain and attract quality management, the Company maintains a compensation program that includes stock option plans, a stock grant plan and benefit programs such as disability and health insurance and death benefits. Stock options for key employees are granted by the Option Committee, and the Compensation Committee reviews the other benefit programs. The Option Committee has delegated to the Vice President, Human Resources and
Administration the authority to grant limited stock options to key employees other than executive officers following written approval by the Chief Executive Officer and the Chief Operating Officer of the Company, acting as a subcommittee of the Board of Directors.

The options granted in the last fiscal year to the Chief Executive
Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer are set forth in the following table:


                       OPTION GRANTS IN LAST FISCAL YEAR
==================================================================================================================================
                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                        Price Appreciation for Option Term

                             Individual Grants
<

==================================================================================================================================
==============================  ================  ================  ================  ==============  ===============  ===========


                                              % of Total
                             Number of           Options
                            Securities         Granted to
                            Underlying        Employees in      Exercise Price     Expiration          5%             10%
Name                      Options Granted     Fiscal Year          ($/Share)          Date             ($)            ($)
=======================  ================  ================  ================  ==============  ===============  ================

-----------------------  ----------------  ----------------  ----------------  --------------  ---------------    ----------------

Howard R. Curd                  358,106             12%              4.50        10/25/09           1,013,449         2,568,279
                                 35,000              1%             23.0625      04/09/03             127,233           267,179
                                380,000             13%             17.25        04/03/10           4,122,404        10,446,982
-----------------------  ----------------  ----------------  ----------------  ----------------  ---------------  ----------------

Robert L. Soran                 326,484             11%              4.50        10/25/09             923,958         2,341,491
                                 35,000              1%             23.0625      04/09/03             127,233           267,179
                                340,000             11%             17.25        04/03/10           3,688,467         9,347,300
-----------------------  ----------------  ----------------  ----------------  --------------     --------------- ----------------

George J. Zulanas, Jr.          194,864              6%              4.50        10/25/09             551,470         1,397,534
                                200,000              7%             17.25        04/03/10           2,169,686         5,498,411
-----------------------  ----------------  ----------------  ----------------  --------------     --------------- -----------------

Oliver J. Janney                163,242              5%              4.50        10/25/09             461,979         1,170,746
                                180,000              6%             17.25        04/03/10           1,952,718         4,948,570
-----------------------  ----------------  ----------------  ----------------  --------------     --------------- -----------------

Martin J. Gutfreund              25,000              1%              4.50        10/25/09              70,751           179,296
                                 40,000              1%             17.25        04/03/10             433,937         1,099,682
=======================  ================  ================  ================  ==============  ===============    =================

10



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                                       AND

                          FISCAL YEAR END OPTION VALUES






============================== ============== ================ ========================== ============================
                                                                 Number of Securities        Value of Unexercised
                                  Shares                        Underlying Unexercised      In-the-Money Options at
                                Acquired in   Value Realized     Options at October 1,       October 1, 2000  \22
                               Exercise (#)         ($)                  2000                         ($)
============================== ============== ================ ========================== ============================
============================== ============== ================ ========================== ============================
            Name                                                     Exercisable/                 Exercisable/
                                                                    Unexercisable                Unexercisable
============================== ============== ================ ========================== ============================

------------------------------ -------------- ---------------- -------------------------- ----------------------------

Howard R. Curd                 185,840           961,396            321,266/916,350          3,520,605/5,219,411
------------------------------ -------------- ---------------- -------------------------- ----------------------------

Robert L. Soran                197,882         1,085,509            675,558/832,078          8,264,009/4,758,508
------------------------------ -------------- ---------------- -------------------------- ----------------------------

George J. Zulanas, Jr.         192,592         1,044,977            289,074/472,810          3,490,963/2,840,147
------------------------------ -------------- ---------------- -------------------------- ----------------------------

Oliver J. Janney                37,906           300,864            229,824/408,540          2,628,904/2,379,264
------------------------------ -------------- ---------------- -------------------------- ----------------------------

Martin J. Gutfreund                  0                 0               1,362/75,000            1,959,921/364,375
============================== ============== ================ ========================== ============================

11


CERTAIN TRANSACTIONS

         Transactions with Directors

Thomas E. Constance, a director of the Company, is Chairman of the law firm of Kramer, Levin, Naftalis & Frankel, which performed legal services for the Company during fiscal 2000. Peter C. B. Bynoe, a director of the Company, is a partner of the law firm of Piper Marbury Rudnick & Wolfe, which performed legal services for the Company during fiscal 2000.

        Agreements with Executives

Mr. Curd, Chairman of the Board and Chief Executive Officer of the
Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement provides for a base salary of $480,300. Mr. Curd's base salary is subject to adjustment annually during the term of the agreement based on changes in the U.S. Consumer Price Index for all Urban Consumers, U.S. City Average (the "CPI"). Pursuant to this provision, Mr. Curd's base salary was increased by 3.66% effective September 1, 2000. Mr. Curd is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year. Mr. Curd's employment agreement provides for a three-year base term subject to automatic one-year extensions on each anniversary date of the agreement unless such agreement is terminated by either party. In addition, Mr. Curd is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to two years' salary as severance upon termination of his employment by the Company.

         Mr. Soran, President and Chief Operating Officer of the Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement is for a two-year term subject to automatic annual one-year extensions on each anniversary date of the agreement unless such agreement is terminated by either party. Mr. Soran's employment agreement provides for a base salary of $395,000. Mr. Soran's base salary is subject to adjustment annually during the term of the agreement based on changes in the CPI. Pursuant to this provision, Mr. Soran's base salary was increased by 3.66%, effective September 1, 2000. Mr. Soran is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year, as determined by the Board of Directors. In addition, Mr. Soran is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to one year's salary as severance upon termination of his employment by the Company.

         Mr. Zulanas, Executive Vice President, Treasurer and Chief Financial Officer of the Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement is for a two-year term subject to annual one-year automatic extensions on each anniversary date of the agreement unless such agreement is terminated by either party. Mr. Zulanas' employment agreement provides for a base salary of $200,000.
Mr. Zulanas' base salary is subject to adjustment annually during the term of the agreement based on changes in the CPI. Pursuant to this provision, Mr. Zulanas' base salary was increased by 3.66%, effective September 1, 2000. Mr. Zulanas is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year, as determined by the Board of Directors. In addition, Mr. Zulanas is entitled to receive the base salary that he would have received for the balance of the term of the agreement plus an amount equal to one year's salary as severance upon termination of his employment by the Company.

12

Mr. Janney, Executive Vice President, Secretary and General Counsel of the Company, is employed pursuant to an agreement which was amended and restated as of April 25, 1995. The agreement provides for a base salary of $195,500. Mr. Janney's base salary is subject to adjustment annually during the term of the agreement based on changes in the CPI. Pursuant to this provision, Mr. Janney's base salary was increased by 3.66%, effective September 1, 2000. Mr. Janney is also entitled to receive a bonus pursuant to the MIP at the end of each fiscal year. Mr. Janney's employment agreement provides for a two-year base term subject to automatic one-year extensions on each anniversary date of the agreement unless such agreement is terminated by either party. In addition, Mr. Janney is entitled to receive his base salary for the balance of the term of the agreement plus an amount equal to one year's salary as severance upon termination of his employment by the Company.

13

STOCK PERFORMANCE GRAPH

The following graph is a comparison of the five-year cumulative total return among the Company, the Standard & Poor's 500 Composite Index and the Standard & Poor's Chemical Index.



                           TOTAL SHAREHOLDER RETURNS
-------------------------------- -----------------------------------------------------------------------------------
                                 ANNUAL RETURN PERCENTAGE
                                                                  Years Ending

================================ ===================================================================================
-------------------------------- ------------------ --------------- ---------------- -------------- ----------------
Company/Index                    Sept. 96           Sept. 97        Sept. 98         Sept. 99       Sept. 00
================================ ================== =============== ================ ============== ================

-------------------------------- ------------------ --------------- ---------------- -------------- ----------------
Uniroyal Technology Corp.          -21.90              40.02          100.04              5.41        207.69
-------------------------------- ------------------ --------------- ---------------- -------------- ----------------
S&P 500 Index                       20.33              40.45            9.05             27.80         13.28
-------------------------------- ------------------ --------------- ---------------- -------------- ----------------
Chemicals (Specialty) - 500
                                     7.74              12.97          -21.36             21.10        -21.59
-------------------------------- ------------------ --------------- ---------------- -------------- ----------------


------------------------------ ------------- -----------------------------------------------------------------------
                               Base          INDEXED RETURNS
                               Period                             Years Ending

==============================               =======================================================================
------------------------------ ------------- -------------- ------------- ------------- ------------- --------------
Company/Index                  Sept.95       Sept.96        Sept.97       Sept.98       Sept.99       Sept.00
============================== ============= ============== ============= ============= ============= ==============

------------------------------ ------------- -------------- ------------- ------------- ------------- --------------
Uniroyal Technology Corp.
                               100             78.10          115.60         231.25        243.75        750.00
------------------------------ ------------- -------------- ------------- ------------- ------------- --------------
S&P 500 Index                  100            120.33          169.00         184.29        235.53        266.82
------------------------------ ------------- -------------- ------------- ------------- ------------- --------------
Chemicals (Specialty) - 500
                               100            107.74          121.72          95.72        115.92         90.90
------------------------------ ------------- -------------- ------------- ------------- ------------- --------------

Source:  Standard & Poor's Compustat

This comparison of five-year cumulative returns assumes that $100 was invested on October 1, 1995, in Common Stock, the S&P 500 Composite Index and the S&P Chemicals (Specialty) Index. No dividends were paid on the Common Stock.

14
                          REPORT OF THE AUDIT COMMITTEE

In accordance with the written charter adopted by the Board of Directors (the "Board"), the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000 the Committee met seven times and discussed, among other things, the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer of the Company and representatives of the independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard Number 1, "Independence Discussions with Audit Committees", and the auditors' judgement that they are, in fact, independent and discussed with the auditors the disclosures therein. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards Number 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended October 1, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and the independent auditors have the responsibility for the examination of those statements. The Committee's job is one of oversight. As noted in the Committee's charter, the Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the Company's financial statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 1, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors, Deloitte & Touche, LLP, and the Board concurred in such recommendation.

                                    PETER C. B. BYNOE, CHAIRMAN
                                    RICHARD D. KIMBEL
                                    JOHN A. PORTER



                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The  Board  of  Directors has selected   Deloitte  &  Touche  LLP  as
independent public accountants for the Company for the fiscal year ending September 30, 2001, subject to approval by the stockholders. The Board of Directors recommends that such appointment be ratified.

Representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

15



                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                          TO INCREASE AUTHORIZED SHARES

Proposed Amendment

The Board of Directors on November 30, 2000 adopted a resolution approving amendments of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 35,000,000 shares to 100,000,000 shares and directing that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting. The Board of Directors determined that the amendment is in the best interests of the Company and unanimously recommends approval by the stockholders. If the amendment is approved by the stockholders, the Company will file an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware reflecting the amendment, which will become effective on the date the Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of Delaware.

Assuming the presence of a quorum, the Company's Certificate of Incorporation requires that, for approval of the amendment, the votes cast in favor of the amendment must be at least three-quarters of the shares of capital stock entitled to vote on the proposal. The Board of Directors recommends that stockholders vote for this proposal.

Background and Reasons for the Proposed Amendment

The Articles of Incorporation presently authorize the issuance of up to 35,000,000 shares of Common Stock and 1,000 shares of Preferred Stock. No shares of Preferred Stock are issued and outstanding. 475 shares of Series C Preferred Stock have been reserved for the Company's Shareholders Rights Plan. Of the 35,000,000 shares of Common Stock authorized, as of the close of business on November 30, 2000, there were 25,444,859 shares issued and outstanding and 8,099,685 shares reserved for future issuance. Of the shares then reserved for future issuance, (i) 735,770 shares were reserved for issuance pursuant to outstanding warrants; (ii) 857,186 shares were reserved for issuance pursuant to outstanding options granted to directors under the Company's 1992 Non-Qualified and 1995 Non-Qualified Stock Option Plans; (iii) 6,406,729 shares were reserved for issuance under the Company's 1992 and 1994 Stock Option Plans; and (iv) 100,000 shares were reserved for issuance under the Company's 2000 Stock Plan.

After deducting outstanding and reserved shares, of the 35,000,000 shares of Common Stock presently authorized there are 1,455,456 authorized shares that have not been issued and are not reserved for a specific purpose. The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock to make additional shares available for issuance to meet the Company's future business needs.

The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized by the amendment. The
Board of Directors believes that the availability of such shares will benefit the Company by providing flexibility to issue stock for a variety of proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by law, regulation or Nasdaq National Market System rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions and other bona fide corporate purposes. Were any of these situations to arise, the issuance of additional shares of stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares, to maintain his, her or its pro rata interest, on a stockholder's percentage voting power in the Company. In addition, preferred stock could be issued with rights and preferences senior to those of holders of the Common Stock. Holders of the Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership interest.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction directed to the combination of the Company with another company), the current proposal to amend the Certificate of Incorporation is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. As of the date of this Proxy Statement, management is not aware of any actions taken by any person or roup to obtain control of the Company. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

Existing Antitakeover Provisions

Although the purpose of seeking an increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes, the rules of the Securities and Exchange Commission require disclosure of the provisions of the Certificate of Incorporation and the Company's By-Laws that could have an anti-takeover effect. These provisions are described below.

Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws contain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company, including: (i) the ability of the Board of Directors under the Certificate of Incorporation to authorize the issuance of shares of Preferred Stock, in one or more series, having such preferences, limitations and relative rights as are determined by the Board of Directors; and (ii) the requirement under the By-Laws that a shareholder who wishes to nominate directors at an annual or special meeting or submit a proposal for consideration at an annual meeting must provide notice to the Company during a certain period prior to the meeting.

Shareholder Rights Plan. On December 18, 1996, the Board of Directors declared a dividend distribution of one preferred share purchase right (a "Right") for each share of the Common Stock, outstanding as of December 30, 1996. Each Right entitles the holder to purchase from the Company 1/100,000 of a share of participating preferred stock of the Company for $17.00, subject to adjustment. Initially, the Rights are attached to the Common Stock and are not represented by separate certificates or exercisable until the earlier to occur of (i) ten days after the public announcement (the date of such first public announcement being the "Stock Acquisition Date") that a person or group has acquired 15% or more of the Common Stock (other than the existing 15% owners who do not increase their ownership), or (ii) ten business days (or such later date as may be determined by the Board) after the commencement of a tender or exchange offer that would result in an Acquiring Person owning 15% or more of the Common Stock, the earlier of such dates being the "Distribution Date". If after the Distribution Date a person shall become an Acquiring Person (other than pursuant to certain offers approved by the Board), each holder of a Right (other than the Acquiring Person and, in certain circumstances, the Acquiring Persons's transferees) will have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the purchase price of the Right. In addition, if after a Stock Acquisition Date the Company enters into certain business combinations, or 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the Right. The Board may, subject to certain limitations, amend the Rights and may redeem all but not less than all of the Rights for $0.001 per Right. The Rights have certain anti-takeover effects.
The Rights will expire on December 18, 2006 unless earlier redeemed.

The Rights could cause substantial dilution to a person that attempts to acquire the Company without the approval of the Board unless the offer is conditioned on a substantial number of Rights being acquired or on redemption of the Rights. The Rights, however, should not affect offers for all outstanding shares of Common Stock at a fair price and otherwise in the best interests of the Company and its stockholders as determined by the Board.

Stock Option Plans. The Company's stock option plans provide that, in the event of a change in control of the Company, options granted under the plans to the extent not previously vested and exercisable, will be deemed fully vested and exercisable effective immediately.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Management of the Company knows of no matters other than those stated above which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2002 annual meeting must be forwarded in writing and received at the principal executive offices of the Company not later than November 19, 2001, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the Annual Meeting of Stockholders to be held in 2002. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                OLIVER J. JANNEY
                                    Secretary

January 29, 2001

  16                            FOOTNOTES

1 The address for all directors and executive officers is c/o the Company, Two North Tamiami Trail, Suite 900, Sarasota, Florida 34236.

2 Information contained in the table reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934. This table is based on information supplied by directors, officers and beneficial owners of ten percent or more of the Common Stock, Forms 13D
    and 13G filed  with the   Securities  and  Exchange Commission  by
    beneficial owners of 5% or more of the Common Stock and information published by the Nasdaq National Market. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

3 Applicable percentages are based on 25,444,859 shares of Common Stock outstanding, plus, for each person or group, shares issuable pursuant to options exercisable within 60 days under the Company's stock option plans and shares issuable pursuant to outstanding warrants.

 4 Includes 814,616 shares of Common Stock issuable pursuant to options exercisable within 60 days under the Company's stock option plans, 152,600 shares of Common Stock issuable pursuant to warrants and 36,050 shares of Common Stock in the Company's Savings Plan.

 5 Includes 141,438 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's 1992 Non-Qualified Stock Option Plan and 1995 Non-Qualified Stock Option Plan.

 6 Includes 1,124,636 shares of Common Stock issuable pursuant to options exercisable within 60 days under the Company's stock option plans and 2,529 shares of Common Stock in the Company's Savings Plan. Does not include 70,000 shares held by family members residing in Mr. Soran's household, as to which Mr. Soran disclaims beneficial ownership.

 7 Includes 518,884 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans and 7,275 shares of Common Stock in the Company's Savings Plan.

 8 Includes 370,844 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans and 2,529 shares of Common Stock in the Company's Savings Plan.

 9 Includes 135,696 shares of Common Stock issuable pursuant to options exercisable within 60 days under the Company's 1992 Non-Qualified Stock Option Plan and 1995 Non-Qualified Stock Option Plan.

 10 Includes 109,552 shares of Common Stock issuable pursuant to options exercisable within 60 days under the Company's stock and option plans, 1,592 shares of Common Stock in the Company's Savings Plan.

 11 Less than one percent.

 12 Includes 154,836 shares of Common Stock issuable pursuant to currently exercisable options granted under the Company's stock option plans and 30,743 shares of Common Stock in the Company's Savings Plan. Does not include 16,600 shares held by members of Mr. Gutfreund's immediate family, as to which Mr. Gutfreund disclaims beneficial ownership.

 13 Includes 128,916 shares of Common Stock issuable pursuant to options exercisable within 60 days under the Company's 1992 Non-Qualified Stock Option Plan and 1995 Non-Qualified Stock Option Plan.

 14 Includes 80,000 shares of Common Stock issuable pursuant to options exercisable within 60 days under the Company's 1995 Non-Qualified Stock Option Plan.

 15 Consists of Common Stock issuable pursuant to options exercisable within 60 days under the Company's 1992 Non-Qualified Stock Option Plan and 1995 Non-Qualified Stock Option Plan.

 16 Includes 3,672,982 shares of Common Stock issuable pursuant to options exercisable within 60 days under the Company's stock option plans and 80,718 shares of Common Stock in the Company's Savings Plan.

 17 Includes commission of $1,633,100.

 18 Includes commission of $1,305,992.

 19 Includes commission of $738,397.

 20 Includes funding of supplemental retirement benefits in the amount of $329,505.

 21 Includes funding of supplemental retirement benefits in the amount of $452,345.

 22 The values are based on the closing price of the Common Stock on the Nasdaq National Market on September 29, 2000, which was $15.00 per share.

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   17


                                        EXHIBIT A


                                AUDIT COMMITTEE CHARTER

I.  PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:


- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system

- Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department

- Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or eview rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

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18

Financial Reporting Processes

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by each of Management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any  significant  disagreement  among  management and the
independent accountants  or  the  internal  auditing   department  in
connection  with  the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17. Review activities, organizational structure, and qualifications of the internal audit department.

18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.